UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 5, 2005

Regal Entertainment Group

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9110 East Nichols Avenue, Suite 200, Centennial, CO 80112
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 303-792-3600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

On April 5, 2005, Regal Entertainment Group (“Regal”) filed a complaint in the Delaware Court of Chancery against Amaranth LLC, Amaranth Advisors, L.L.C. and Nicholas M. Maounis (collectively, “Amaranth”), individually, and as representatives of a class of all holders of the $240,000,000 principal amount of Regal’s 3 ¾% Convertible Senior Notes due May 15, 2008 (the “Notes”) issued pursuant to the Indenture, dated as of May 28, 2003 (the “Indenture”), between Regal and U.S. Bank National Association (the “Trustee”).  On March 21, 2005, Amaranth filed a Schedule 13G with the Securities and Exchange Commission questioning the terminology used in Section 10.4(e) of the Indenture.

In its complaint, Regal is seeking a declaratory judgment to resolve the question that has arisen regarding the proper calculation of adjustments to the conversion price of the Notes in relation to certain of Regal’s quarterly dividends.   Section 10.4(e) of the Indenture contains a formula for calculating the conversion price adjustment to the Notes required to be made by Regal in relation to certain quarterly dividends paid by Regal.  Section 10.4(e) initially provided, in relevant part:

a fraction of which (x) the numerator shall be the average of the Volume Weighted Average Prices for the three Trading Days ending on the date immediately preceding the Ex-Dividend Date for such dividend or distribution less the difference between . . . and (y) the denominator shall be such average of the Volume Weighted Average Prices for the three Trading Days ending on the date immediately preceding the dividend date for such dividend or distribution.

In order to remedy any confusion that could be caused by the inconsistent use of terminology in the numerator and the denominator, Regal has approved and Regal and the Trustee have executed a First Supplemental Indenture.  The First Supplemental Indenture amends the conversion price adjustment formula in Section 10.4(e) to provide as follows:

a fraction of which (x) the numerator shall be the average of the Volume Weighted Average Prices for the three Trading Days ending on the date immediately preceding the Ex-Dividend Date for such dividend or distribution less the difference between . . . and (y) the denominator shall be such average of the Volume Weighted Average Prices for the three Trading Days ending on the date immediately preceding the Ex-Dividend Date for such dividend or distribution.

The First Supplemental Indenture also makes an identical change to the corresponding provision of Section 10.4(f).  These provisions are described in paragraphs (5) and (6) on pages 18 and 19 of the prospectus forming part of the Registration Statement filed by Regal on Form S-3 with the Securities and Exchange Commission (Commission File No. 333-108212).  The First Supplemental Indenture does not change the previously announced conversion price of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date:	April 11, 2005	By:	/s/ PETER B. BRANDOW
		Name:	Peter B. Brandow
		Title:	Executive Vice President, General Counsel and Secretary